Stacey Dwyer, EVP
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200
July 7, 2005

D.R. HORTON, INC. REPORTS A 29% INCREASE IN THIRD QUARTER NET SALES ORDERS TO $4.1 BILLION, WITH DOUBLE-DIGIT PERCENTAGE INCREASES IN ALL REGIONS

FORT WORTH, TEXAS - D.R. Horton, Inc. (NYSE:DHI) Thursday (July 7, 2005), reported that net sales orders for the third quarter ended June 30, 2005 increased 29% to $4.1 billion (14,980 homes), compared to $3.2 billion (12,444 homes) for the same quarter of fiscal year 2004. Net sales orders for the first nine months of fiscal year 2005 increased 27% to $10.9 billion (39,282 homes), compared to $8.6 billion (34,158 homes) for the same period of fiscal year 2004.

Donald R. Horton, Chairman of the Board, said, “We are extremely pleased that all of our regions produced double-digit increases in both sales dollars and units. Our continued sales momentum and record backlog ensure that fiscal 2005 will be our 28th consecutive year of record revenues and profitability, and position the Company for a strong start to fiscal 2006.”

D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, delivering more than 43,000 homes in its fiscal year ended September 30, 2004. Founded in 1978 in Fort Worth, Texas, D.R. Horton has expanded its presence to include 68 markets in 22 states in the Midwest, Mid-Atlantic, Southeast, Southwest and Western regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $80,000 to over $900,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statement in this release relates to our strong sales and record sales backlog positioning the Company for another record year in fiscal year 2005 and a strong start to fiscal year 2006. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: changes in general economic, real estate and business conditions; changes in interest rates and the availability of mortgage financing; warranty and product liability claims; our substantial debt; governmental regulations and environmental matters; competitive conditions within the industry; the availability of capital to the Company on favorable terms; and the Company’s ability to integrate acquisitions and successfully effect the cost savings, operating efficiencies and revenue enhancements that are believed available and otherwise to successfully effect its other growth strategies. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

	D.R. HORTON, INC.
	($'s in millions)
	NET SALES ORDERS
	Three months ended June 30,
	2004		2005
	Units	Dollars	Units	Dollars

Mid-Atlantic	1,147	$296.7	1,453	$381.6
Midwest	586	162.2	952	254.5
Southeast	1,739	394.1	2,346	577.3
Southwest	4,962	839.2	5,807	1,158.5
West	4,010	1,524.1	4,422	1,762.9

	12,444	$3,216.3	14,980	$4,134.8

		Nine months ended June 30,

	2004		2005

	Units	Dollars	Units	Dollars

Mid-Atlantic	2,896	$740.6	3,753	$1,004.7
Midwest	1,617	462.5	2,258	603.8
Southeast	4,670	1,010.7	6,079	1,485.8
Southwest	13,677	2,300.2	15,383	3,007.1
West	11,298	4,069.8	11,809	4,787.8

	34,158	$8,583.8	39,282	$10,889.2

	WEBSITE ADDRESS: www.DRHORTON.com